SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549



                            FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported)    November 18,1998



                         PENTAIR, INC.

     (Exact Name of Registrant as specified in Its Charter)


MINNESOTA                 001-11625             41-0907434
(State of Incorporation   (Commission File      (I.R.S. Employer
  or Organization)           Number)             Identification No.)


   1500 County Road B2 West, St. Paul, Minnesota  55113-3105
     (Address of Principal Executive Offices)     (Zip Code)


                         651.636.7920
      (Registrant's Telephone Number, Including Area Code)

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Item 5.   Other Matters

Pentair, Inc. (NYSE: PNR) today promoted Joseph R. Collins to the newly created position of vice chairman and elected him to the Company's board of directors. Collins, 57, previously executive vice president of Pentair and president of the Professional Tools and Equipment Group, will assume leadership roles in effecting company-wide cost savings, improving operating efficiency, more rapidly integrating acquired businesses, and developing new business systems to support growth. James A. White, 53, succeeds Collins as executive vice president of Pentair and president of the Professional Tools and Equipment Group.


Item 7.        Financial Statements and Exhibits.

a.   Not applicable
b.   Not applicable

c.   Exhibits

Exhibit 99.1   Press release dated November 18, 1998

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PENTAIR, INC.


By:  Richard W. Ingman
     Executive Vice President and
     Chief Financial Officer

Dated:    November 19, 1998